UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event Reported)  October 18, 2008

L & L INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949 (State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

L&L International Holdings, Inc., (“the Company”, or “L&L”) received a government acknowledgement from the National Resources Bureau of KeyJin City of Yunnan, China on October 10, 2008 that the recoverable coal reserve of the DaPuAn Coal Mine (“122b”), one of the two operating mines of L&L, is upgraded to approx. 7.82 million tons as of June 30, 2008. Using a coal price of approx. $112 per ton, it reflects a coal reserve value of approx. $876 Million.

The 7.82 million economic, recoverable coal reserve is the basis of the Company’s application for double the Mine’s annual coal production to 300,000 tons, from the current 150,000 tons. Based on the Company’s request, a coal reserve appraisal was conducted by a panel of officials and engineers led by three coal experts of the KeyJin City Mining Appraisal Firm, based on a geological report prepared by the Yunnan Geological Engineering Survey Co. in June of 2008. In the appraisal, the panel also upgraded the Mine’s overall resource reserve to approx. 9.9 million tons. Of which, the economic recoverable coal reserve (“122b”) is approx. 7.82 million tons, an increase from 5 million tons.

The government acknowledgement is an important step to increase the existing DaPuAn Coal Mine’s production to 300,000 tons a year. The Company is also requesting a geological update on its second operating mine, SuTsong Coal Mine. It is the Company’s plan to increase SuTsong’s annual coal production to 300,000 tons a year. With government approval the Company would increase its coal production, and increase sales and profit in the future. A copy of the KeyJin Government acknowledgement (12 pages) with detailed technical information is available at the Company for any interested party.

Forward-looking Statement:

Safe Harbor Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: This document contains “forward-looking” statements, which are not historical facts, but are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects and proposed new products, services, developments or business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will”, “continue” and other similar terms and phrases, including references to assumptions. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to changes and to inherent known and unknown risks and uncertainties. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.

By: /s/ Dickson Lee Dickson Lee, CEO

Date: November 3, 2008

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